As filed with the Securities and Exchange Commission on April 26, 2023

Registration No. 333-253697

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDLYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3039436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

675 Ponce de Leon Avenue NE, Suite 6000

Atlanta, Georgia 30308

(888) 798-5802

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Karim Temsamani

Cardlytics, Inc.

675 Ponce de Leon Avenue NE, Suite 6000

Atlanta, Georgia 30308

(888) 798-5802

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Ballantyne

Eric Jensen

Trey Reilly

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190

(703) 456-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No.  3 to the Registration Statement on Form S-3, as previously amended by Post-Effective Amendment No. 2 (File No. 333-253697) (as so amended, the “Registration Statement”) of Cardlytics, Inc. (the “Registrant”) is being filed for the purpose of replacing the Exhibit 23.1 consent of the Registrant’s independent registered public accounting firm (the “Auditor’s Consent”) that was previously filed with the Registration Statement with the Exhibit 23.1 Auditor’s Consent filed herewith. This Post-Effective Amendment No. 3 consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement and does not modify any other part of the Registration Statement.

Item 16. Exhibits

(a) Exhibits.

Exhibit Number	Description	Incorporation By Reference
		Schedule Form	File Number	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation.	S-1	333-222531	3.2	January 12, 2018

3.2	Amended and Restated Bylaws.	S-1	333-222531	3.4	January 12, 2018

4.1	Form of Common Stock Certificate.	S-1/A	333-222531	4.1	January 29, 2018

4.2*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.3	Form of Indenture.	S-3ASR	333-253697	4.3	March 1, 2021

4.4*	Form of Debt Securities.

4.5	Form of Common Stock Warrant Agreement and Warrant Certificate.	POSASR	333-253697	4.5	March 1, 2023

4.6	Form of Preferred Stock Warrant Agreement and Warrant Certificate.	POSASR	333-253697	4.6	March 1, 2023

4.7	Form of Debt Securities Warrant Agreement and Warrant Certificate.	S-3ASR	333-253697	4.7	March 1, 2021

5.1	Opinion of Cooley LLP.	POSASR	333-253697	5.1	March 1, 2023

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).	POSASR	333-253697	23.1	March 1, 2023

24.1	Power of Attorney (see signature).	POSASR	333-253697	24.1	March 1, 2023

25.1**	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Table.	POSASR	333-253697	107	March 1, 2023

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	To be filed separately under electronic form type 305B2, if applicable.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 26, 2023.

CARDLYTICS INC.

By:	/s/ Karim Temsamani
Karim Temsamani
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Karim Temsamani Karim Temsamani	Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2023

/s/ Andrew Christiansen Andrew Christiansen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2023

*	Executive Chairman	April 26, 2023
John V. Balen

*	Director	April 26, 2023
David L. Adams

*	Director	April 26, 2023
Jessica Jensen

*	Director	April 26, 2023
John Klinck

*	Director	April 26, 2023
Aimée Lapic

*	Director	April 26, 2023
Chris Suh

*	Director	April 26, 2023
Tony Weisman

* By:	/s/ Karim Temsamani
Karim Temsamani
Attorney-in-Fact